Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,
As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Annual Report on Form 10-K for the year ended December 29, 2006 (the “Report”) by STAAR Surgical Company (“Registrant”), each of the undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.

Dated: March 29, 2007	By: /s/ David Bailey David BaileyPresident, Chief Executive Officerand Director(principal executive officer)

Dated :March 29, 2007	By: /s/ Deborah Andrews Deborah AndrewsChief Financial Officer (principalaccounting and financial officer)

A signed original of this written statement required by Section 906 has been provided to STAAR Surgical Company and will be furnished to the Securities and Exchange Commission or its staff upon request.